UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2020

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, most recently in its Annual Report on Form 10-K for the fiscal year ended June 30, 2020, Madison Square Garden Entertainment Corp. (the “Company”) is building MSG Sphere in Las Vegas (the “Project”). On May 31, 2019, the Company’s wholly-owned subsidiary, MSG Las Vegas, LLC, entered into a construction agreement (the “Construction Agreement”) with Hunt Construction Group Inc. (d/b/a AECOM Hunt) (“AECOM”) to engage AECOM to oversee and perform construction work for the Project on a cost-plus basis. AECOM’s responsibilities under the Construction Agreement included, among other things, the direct performance of construction work, the engagement and supervision of, and responsibility for, subcontractors, and the furnishing of construction materials, supplies and equipment.

On December 11, 2020, the Company and AECOM entered into a Termination Agreement, effective December 12, 2020, with respect to the Construction Agreement. The Company (through one of its wholly-owned subsidiaries) is now serving as construction manager and overseeing the construction process, including by directly engaging and supervising subcontractors. AECOM will continue to support the Project through a new services agreement that facilitates AECOM’s ongoing involvement through the Project’s completion, including providing seconded staff and professional services in support of construction activities. This new structure, together with significant steps taken by the Company to strengthen its internal construction team, gives the Company greater transparency and control over the construction process, while enabling it to continue benefitting from AECOM’s expertise.

There were no material early termination penalties incurred as a result of the Termination Agreement.

The foregoing description of the Construction Agreement is qualified in its entirety by reference to the full text of the Construction Agreement, a copy of which is filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2020.

Item 8.01	Other Events.

On December 17, 2020, the Company issued a press release with respect to the termination of the Construction Agreement and the status of the Project. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Mark H. FitzPatrick
Name:	Mark H. FitzPatrick
Title:	Executive Vice President and Chief Financial Officer

Dated: December 17, 2020

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